                                                           Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                                LIGHTBRIDGE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE                                                              04-3065140
(State or Other Jurisdiction of                                 (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

30 CORPORATE DRIVE                                                         01803
BURLINGTON, MA                                                        (Zip Code)
(Address of Principal Executive Offices)

                   LIGHTBRIDGE, INC. 2004 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                              --------------------

                              MR. ROBERT E. DONAHUE
                      President and Chief Executive Officer
                                LIGHTBRIDGE, INC.
                               30 Corporate Drive
                         Burlington, Massachusetts 01803
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (781) 359-4000
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              --------------------

                                 WITH COPIES TO:
                         John D. Patterson, Jr., Esquire
                           Alexander H. Pyle, Esquire
                                 Foley Hoag LLP
                              155 Seaport Boulevard
                           Boston, Massachusetts 02210
                                 (617) 832-1000
                              --------------------

                         CALCULATION OF REGISTRATION FEE

        TITLE OF                                        PROPOSED               PROPOSED
       SECURITIES                 AMOUNT                MAXIMUM                MAXIMUM              AMOUNT OF
          TO BE                   TO BE              OFFERING PRICE            AGGREGATE           REGISTRATION
       REGISTERED               REGISTERED             PER SHARE            OFFERING PRICE             FEE
       ----------               ----------             ---------            --------------             ---

      Common Stock,        1,574,800(1) (2) (3)         $4.70(4)            $7,401,560.00            $937.78
     $.01 par value

      Common Stock,          925,200(2) (3) (5)         $5.02(6)            $4,644,504.00            $588.46
     $.01 par value

         (1) Represents shares of common stock issuable upon exercise of outstanding awards granted under the Lightbridge, Inc. 2004 Stock Incentive Plan (the "Plan").

         (2) Pursuant to Rule 416(a) under the Securities Act of 1933, the number of shares of Common Stock being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with the anti-dilution provisions of the Lightbridge, Inc. 2004 Stock Incentive Plan, the Lightbridge, Inc. 1998 Non-Statutory Stock Option Plan and the Lightbridge, Inc. 1996 Incentive and Non-Qualified Stock Option Plan.

         (3) This Registration Statement also includes an aggregate of 5,350,000 shares of Common Stock previously registered on Form S-8 Registration Statement No. 333-23937, filed on March 25, 1997, Form S-8 Registration Statement No. 333-67881, filed on November 25, 1998, Form S-8 Registration Statement No. 333-43588, filed on August 11, 2000, and Form S-8 Registration Statement No. 333-56774, filed on March 9, 2001. In connection with such previously registered shares of Common Stock, the Registrant has paid fees of $2,347, $2,176, $8,085.83 and $6,125, respectively. In connection with this Registration Statement, the Registrant is paying a fee based solely on the additional 2,500,000 shares of Common Stock being registered herein.

         (4) Calculated pursuant to Rule 457 (h)(1) under the Securities Act of 1933 based on the average exercise price of awards outstanding under the Plan.

         (5) Represents shares of common stock available for issuance pursuant to the Plan.

         (6) Calculated pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933 based on the average of the high and low sales price of the Common Stock as reported on the Nasdaq National Market on October 5, 2004.

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                                      -2-

                                EXPLANATORY NOTE

         On June 2, 2004, the stockholders of Lightbridge, Inc. ("Lightbridge" or the "Registrant") approved Lightbridge's 2004 Stock Incentive Plan (the "2004 Plan"). The 2004 Plan provides for the issuance of a number of shares of Common Stock equal to (i) 2,500,000 shares (the "New Plan Shares"), plus (ii) the number of shares remaining available for future grants under Lightbridge's 1998 Non-Statutory Stock Option Plan and 1996 Incentive and Non-Qualified Stock Option Plan (the "Prior Plans") as of the effective date of the 2004 Plan, and plus (iii) the number of shares subject to any stock option granted pursuant to the Prior Plans that expires, is cancelled or otherwise terminates (other than by exercise) after the effective date of the 2004 Plan. The purpose of this Registration Statement is to register the New Plan Shares for issuance under the 2004 Plan. The Registrant previously registered an aggregate of 5,350,000 shares authorized for issuance pursuant to the Prior Plans in earlier filed registration statements on Form S-8 (Registration Nos. 333-23937, 333-67881, 333-43588 and 333-56774), the contents of which the Registrant incorporates by reference herein for the purposes of General Instruction E to Form S-8.

PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

         Exhibit No.      Description
         -----------      -----------
         4.1 (1)          Amended and Restated Certificate of Incorporation of the Registrant
         4.2 (1)          Amended and Restated By-Laws of the Registrant
         4.3 (2)          Amendment to Amended and Restated By-Laws of the Registrant, adopted October 29, 1998
         4.4 (1)          Specimen Certificate for Common Stock of the Registrant
         4.5 (3)          Rights Agreement dated as of November 14, 1997, between Lightbridge, Inc.
                          and American Stock Transfer and Trust Registrant, as Rights Agent
         4.6 (3)          Form of Certificate of Designation of Series A Participating Cumulative
                          Preferred Stock of Lightbridge, Inc.
         4.7 (3)          Form of Right Certificate
         4.8 (4)          Lightbridge, Inc. 2004 Stock Incentive Plan
         5.1*             Opinion of Foley Hoag LLP
         23.1*            Consent of Independent Registered Public Accounting Firm
         23.2*            Consent of Foley Hoag LLP (included in Exhibit 5.1)
         24.1*            Power of Attorney (contained on the signature page)

-------------------------------------

*        Filed herewith

(1) Incorporated by reference from the Registrant's Registration Statement on Form S-1, as amended (File No. 333-6589)

(2) Incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

(3) Incorporated by reference from the Registrant's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on November 21, 1997.

(4) Incorporated by reference from the Registrant's definitive Proxy Statement dated May 3, 2004.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the TOWN OF BURLINGTON, MASSACHUSETTS, on this 12th day of October, 2004.

                                   LIGHTBRIDGE, INC.

                                   By:      /s/ Robert E. Donahue
                                       ----------------------------------------
                                         Robert E. Donahue
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert E. Donahue as the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which she may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute or substitutes for her, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the indicated capacities on the dates indicated.

                  SIGNATURE                                      TITLE                               DATE
                  ---------                                      -----                               ----
    /s/ Robert E. Donahue                  President, Chief Executive Officer and              October 12, 2004
------------------------------------       Director (Principal Executive Officer)
         Robert E. Donahue

   /s/ Timothy C. O'Brien                  Vice President, Finance &                           October 12, 2004
------------------------------------       Administration and Chief Financial Officer
         Timothy C. O'Brien                (Principal Financial and Accounting Officer)

    /s/ David G. Turner                    Director                                            October 12, 2004
------------------------------------
         David G. Turner

    /s/ Rachelle B. Chong                  Director                                            October 12, 2004
------------------------------------
         Rachelle B. Chong

    /s/ Andrew G. Mills                    Director                                            October 12, 2004
------------------------------------
         Andrew G. Mills

    /s/ Dorothy A. Terrell                 Director                                            October 12, 2004
------------------------------------
         Dorothy A. Terrell

    /s/ Kevin C. Melia                     Director                                            October 12, 2004
------------------------------------
         Kevin C. Melia

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